Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in this Registration Statement on Form S-1/A and related prospectuses of Hedgepath Pharmaceuticals, Inc. dated July 18, 2016 and to the inclusion therein of our report, dated February 1, 2016, with respect to the financial statements of HedgePath Pharmaceuticals, Inc. included in its Form 10-K filed February 1, 2016 with the Securities and Exchange Commission.

/s/ CHERRY BEKAERT LLP

Tampa, Florida

July 18, 2016